UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 15, 2013

GWG Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	None	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN		55402
(Address of principal executive offices)		(Zip Code)

(877) 494-2388
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

Termination of Mayer Hoffman McCann P.C.

Effective as of April 15, 2013, the Audit Committee of the Board of Directors of GWG Holdings, Inc. has terminated its independent registered public accounting firm, Mayer Hoffman McCann P.C.  The Audit Committee approved the decision to change the company’s independent registered public accounting firm.

The reports of Mayer Hoffman McCann P.C. on the company’s balance sheets as of December 31, 2012 and December 31, 2011, and the related statements of operations, changes in equity and cash flows for the years then ended, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2012 and December 31, 2011, and up through April 15, 2013, there were no disagreements with Mayer Hoffman McCann P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Mayer Hoffman McCann P.C., would have caused it to make reference to the subject matter of the disagreement in connection with their reports on the company’s financial statements for such periods.

Further, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K,  during the fiscal years ended December 31, 2012 and December 31, 2011, and up through April 15, 2013.

GWG Holdings has provided Mayer Hoffman McCann P.C. with a copy of the foregoing disclosure and requested that Mayer Hoffman McCann P.C. provide the company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made by the company in response to this item. A copy of such letter, dated April 18, 2013, is filed as Exhibit 16.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

16.1	Letter from Mayer Hoffman McCann P.C. dated April 18, 2013, re: Change in Certifying Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings Inc.

Date: April 19, 2013	By:	/s/ Jon Sabes
Jon Sabes, Chief Executive Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter from Mayer Hoffman McCann P.C. dated April 18, 2013, re: Change in Certifying Accountant.